Exhibit 10

OFFICERS AND/OR TRUSTEES DEFERRED FEE PLAN

ARTICLE I
BACKGROUND PURPOSE AND EFFECTIVE DATE

Section 1.1	Background and Purpose of the Plan, Certain Definitions.

First Real Estate Investment Trust of New Jersey, a New Jersey business trust (the “Trust”), has established the Officers and/or Trustees Deferred Fee Plan (the “Plan”) to allow its Officers and Trustees the opportunity to defer payment of all or a portion of the fees they receive for serving as an Officer and/or Trustee of the Trust.

Section 1.2	Effective Date and Term.

The Plan, which was established, and became effective as of November 1, 2000, is restated effective December 31, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and as such the Plan should be interpreted and construed consistent with this intent, and shall remain in effect until otherwise amended or terminated by the Board of Trustees of the Trust.

ARTICLE II
CONTRIBUTIONS

Section 2.1	Deferred Fees.

During the period in which this Plan remains in effect, the Trust shall credit an Officer and/or Trustee Deferred Fee Account, as hereinafter defined, with the amount of future fees such Officer and/or Trustee elects in writing (on a “Deferral of Fees and Payment Election Form” provided by the Trust), to defer (hereinafter “Deferred Fees”).  Each officer and trustee of the Trust can elect to defer all or a portion of his or her annual fees and/or his or her meeting fees.  Elections to defer shall be made prior to the calendar year for which they are effective, which election shall include an election when the Officer’s and/or Trustee’s benefits under the Plan (“Plan Benefits”) shall commence and the form in which the Plan Benefits shall be paid.  An election shall be irrevocable with respect to the calendar year in which it applies and shall remain in effect for future calendar years unless a new election is made by such Officer and/or Trustee effective with respect to a calendar year and delivered to the Trust by the December 31 preceding such calendar year, or except to the extent set forth in the next sentence.  In the event an Officer and/or Trustee has elected an in-service distribution date on a prior year’s Deferral of Fees and Payment Election Form and fails to file a new Deferral of Fees and Election Form for the current deferral period so that the previously elected in-service distribution date is then 24 months or less from the current deferral period, the Officer and/or Trustee will be deemed to have filed a new Deferral of Fees and Payment Election Form for the current deferral period to have the amounts deferred for such period paid to him or her at retirement.  The crediting of the amounts deferred under this Plan shall be made on the date on which such amounts would otherwise have been paid to the Officer and/or Trustee.

ARTICLE III
ACCOUNT AND INVESTMENT

Section 3.1	The Deferred Fee Account.

1.            Maintenance of the Account.  The Trust shall maintain for each Officer and/or Trustee who has elected to defer fees pursuant to Section 2.1 one or more accounts (the “Deferred Fee Account(s)”) to which it shall credit all amounts allocated thereto in accordance with Section 2.1.  Each Officer’s and/or Trustee’s Deferred Fee Account(s) shall be adjusted no less often than quarterly to reflect the net market value of assets in the Deferred Fee Account(s) under Section 2.1 and pursuant to Section 3.2.  Such adjustments shall be made until no amounts remain in the Deferred Fee Account(s).

2.            A Deferred Fee Account does not constitute a trust fund or escrow.

3.            Each Officer’s and/or Trustee’s interest in his or her Deferred Fee Account(s) is limited to the right to receive payments under this Plan, and the Officer’s and/or Trustee’s position is that of a general unsecured creditor of the Trust.

Section 3.2	Power to Invest

1.            The Deferred Fee Account(s) shall be credited with interest on the amount in such account at a rate equal to  nine (9%) percent per annum, compounded quarterly and credited in arrears.  The Committee (as defined herein) in its sole discretion may permit an Officer and/or Trustee to request that the amounts represented by one or more of his or her Deferred Fee Account(s) be invested in equity securities, fixed income securities, money market accounts and cash, as the Committee shall from time to time allow as permitted investments under the Plan (an “Alternative Investment”).  Any request by an Officer and/or Trustee as to an Alternative Investment shall be made in writing to the Committee and is subject to the discretion of the Committee.  The Deferred Fee Account(s) shall be credited with earnings or losses (if any) based on the Alternative Investment selected, and as and for the period as reported to the Committee.  Amounts invested in an Alternative Investment are not guaranteed by the Trust, and are subject to the risk of loss of principal and earnings.  The Committee shall determine the frequency with which an Officer and/or Trustee may change his or her Alternative Investments.

2.            Any change in net market value of assets in the Deferred Fee Account(s) shall be reflected in the Deferred Fee Account(s) on a quarterly basis (or on such less frequent basis as reported to the Trust as to the Alternative Investment).

3.            The Trust and the Committee members shall not be liable to the Officer and/or Trustee or his or her beneficiary for any loss or other claim arising under this Plan except for that caused by its gross negligence or willful misconduct.

Section 3.3	Vesting.

At all times an Officer and/or Trustee shall have a 100% nonforfeitable right to the amounts credited to his or her Deferred Fee Account(s), provided that neither an Officer and/or Trustee nor his or her Beneficiary shall be entitled to receive any amount in the Officer’s and/or Trustee’s Deferred Fee Account(s) if it is determined at any time that Officer and/or Trustee engaged in a dishonest act in the Officer’s and/or Trustee’s relationship with the Trust.

ARTICLE IV
BENEFITS

Section 4.1	Payment of Benefits.

1.            (a)           Payment At Retirement Age Election.  At the time of entering into a deferral election, an Officer and/or Trustee may elect to receive all or a part of his or her Deferred Fee Account(s), including adjustments that continue to be made pursuant to Article III (the “Plan Benefit”) at the retirement age specified by the Officer and/or Trustee in his or her Deferral of Fees and Payment Election Form, or actual retirement.  After attainment of such retirement age or actual retirement, the value of the Plan Benefit, shall be paid to him in a lump sum, or in a number of substantially equal annual installments (not to exceed 10), as elected by an Officer and/or Trustee at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 on the Deferral of Fees and Payment Election Form.  Such payments shall commence on the first day of the first calendar year following the Officer’s and/or Trustee’s attainment of retirement age or actual retirement of the Officer and/or Trustee, whichever is later.

(b)            Payment Upon Cessation of Service as an Officer and/or Trustee Election.  Following an Officer’s and/or Trustee’s cessation of service as an Officer and/or Trustee for any reason prior to retirement (as set forth in subsection 1.(a) above) or death (the date of which shall be referred to as the “Date of Cessation”) the Trust shall pay to the Officer and/or Trustee the Plan Benefit, in a lump sum or a number of substantially equal annual payments (not to exceed 10), as elected by the Officer and/or Trustee at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 on the Deferral of Fees and Payment Election Form.  If payment upon termination is elected on the Deferral of Fees and Payment Election Form, such payments shall commence on the first day of the calendar year after the Date of Cessation of the Officer and/or Trustee.

(c)            In-Service Distributions Payment Election.  At the time of entering into a deferral election, an Officer and/or Trustee may elect to receive all or a part of his or her Plan Benefit as an in-service distribution at some designated time in the future, provided that the in-service distribution date shall be no earlier than the January 1st of the calendar year that is at least two (2) years following the year for which the deferral election is made.  All amounts deferred, including earnings thereon, for which a specific in-service distribution year (“In-Service Distribution Year”) is elected, shall be allocated to a Deferred Fee Account(s) that will be maintained separately from the Deferred Fee Account(s) maintained under (a) or (b) above.  If amounts are deferred in two (2) or more separate calendar years but are designated for distribution in the same In-Service Distribution Year, then such amounts shall be allocated to the same Deferred Fee Account.  Upon attainment of the In-Service Distribution Year, Plan Benefits designated for the in-service distribution shall be paid to an Officer and/or Trustee in a lump sum, or in a number of substantially equal annual installments (not to exceed 10), as elected by an Officer and/or Trustee at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 on the Deferral of Fees and Payment Election Form.  Such payments shall commence on the first day of the In-Service Distribution Year.

(d)            Payment on a Change in Control Election.  An Officer and/or Trustee may also elect that all of the amounts then allocated to the Officer’s and/or Trustee’s Deferred Fee Account(s) be distributable to the Officer and/or Trustee upon a Change in Control of the Trust.  The existence of a Change in Control event shall be determined by the Committee in accordance with Section 409A of the Code and the guidance and Regulations issued thereunder.

2.            Benefit Payment Restrictions.  Notwithstanding anything to the contrary, the time or schedule of any payment or amount scheduled to be paid pursuant to the terms of the Plan may not be modified except as otherwise permitted under Section 409A of the Code and the guidance and Regulations issued thereunder as provided in subsection 3 below.  In addition, if applicable, and to the extent required under Section 409A of the Code (and the guidance and Regulations issued thereunder), no payment shall be made to an Officer and/or Trustee if he or she is a specified employee/key employee (within the meaning of Section 409A of the  Code and Regulation Section 1.409A-1(i)) sooner than six (6) months after the date of his or her separation from service with the Trust (within the meaning of Regulation Section 1.409A-1(h)).

3.            Change in Payment Election.  Notwithstanding the preceding provisions of this Section 4.1 to the contrary, an Officer and/or Trustee may subsequently elect, in such form and manner as prescribed by the Committee, that the amounts credited to one or more of his or her Deferred Fee Account(s) be distributed commencing on a date later than that originally selected, provided that any such election is modified at least twelve (12) months (and more than one calendar year) prior to (i) the date payments would otherwise commence; (ii) the Officer and/or Trustee is still a member of the Board or as an Officer of the Trust; and (iii) the length of the postponement be for at least an additional five (5) years from the date the payment otherwise would have been paid.

Section 4.2	Upon Death.

1.            Prior to Commencement of Payment of the Benefit.  In the event of the death prior to the commencement of payment of the Plan Benefit under Section 4.1, of an Officer and/or Trustee, the Trust shall pay the Plan Benefit to the Officer’s and/or Trustee’s Beneficiary, in a lump sum payment or in that number of substantially equal annual payments (not to exceed 10) as elected by the Officer and/or Trustee at the same time and in the same manner as the election to defer is made pursuant to Section 2.1 in his Deferral of Fees and Payment Election Form.  The Survivor Benefit shall be payable at the time specified in the Deferral of Fees and Payment Election Form.

2.            After Commencement of Payment of the Benefit.  In the event of the death of an Officer and/or Trustee after commencement of the Payment of the Plan Benefit under Section 4.1, the Trust shall continue Payment of the remaining balance of the Plan Benefit to the Officer’s and/or Trustee’s Beneficiary in the same manner and at the same times as if the Officer and/or Trustee had not died.

Section 4.3	Unforeseeable Emergency.

1.            In the case of an Unforeseeable Emergency, as defined below, an Officer and/or Trustee may submit a written request to the Committee for (1) a distribution of all or a part of his or her Deferred Fee Account(s) prior to the date benefits otherwise would be payable, or (2) an acceleration of the payment of installment payments which have already begun.  Withdrawals or acceleration because of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency.

2.            An Unforeseeable Emergency is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Officer and/or Trustee and as defined in Regulation Section 1.409A-3(i)(3).  The need to send the Officer’s and/or Trustee’s child to college or the desire to purchase a residence will not be considered Unforeseeable Emergencies.  Withdrawals or acceleration will not be permitted to the extent such emergency is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Officer’s and/or Trustee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

Section 4.4	Distribution Upon Determination that the Officer and/or Trustee is not Exempt Under ERISA.

If it is determined that the Officer and/or Trustee is not a “management or highly compensated employee” within the meaning of Section 201(2) of the Employee Retirement Income Security Act (“ERISA”), by a opinion of the United States Department of Labor, a decision of a court of competent jurisdiction, or the reasonable opinion of the Trust’s counsel, the Trust shall cause an immediate distribution of the Officer’s and/or Trustee’s Deferred Fee Accounts as if the Officer and/or Trustee had attained the designated distribution date as elected on his or her Deferral of Fees and Payment Election Form and that the method of distribution elected was in the form of a lump sum.

Section 4.5	Distribution Upon Determination of Taxability.

1.            If it shall be determined that any Officer and/or Trustee entitled to benefits under the Plan is subject to federal or state income taxes on benefits accruing to him or her under the Plan in a calendar year prior to the calendar year of his or her receipt of such benefits (pursuant to Section 409A of the Code or due to a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a Regulation issued by the Secretary of Treasury, a decision by a court of competent jurisdiction involving the Officer and/or Trustee, or a closing agreement made pursuant to Section 7121 of the Code that is approved by the Internal Revenue Service and specifically involves the Officer and/or Trustee, or with respect to state income taxation, any relevant state law, regulation, ruling, announcement, court decision or settlement agreement involving the Officer and/or Trustee and the state taxing authority), then, within thirty (30) days after the Committee has learned of the incidence of such taxation, the Trust shall cause a distribution to be made to the Officer and/or Trustee from his or her Deferred Fee Account(s) in an amount equal to the maximum marginal individual federal and state income tax rate for the year of inclusion multiplied by an amount subject to such federal or state income taxation.  Notwithstanding the preceding sentence, any such distribution shall not be made to an Officer and/or Trustee subject to taxation unless he or she acknowledges to the Trust that such distribution will reduce/be taken from his or her Deferred Fee Account(s).

2.            The Trust may also accelerate the time or schedule of payments from an Officer’s and/or Trustee’s Deferred Fee Account(s) to pay the Federal Insurance Contribution Act (“FICA”) tax imposed under Sections 3101, 3121(a) or 3121(v)(2) of the Code or to pay the income tax at the source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state law.  Notwithstanding the above, the total payment from an Officer’s and/or Trustee’s Deferred Fee Account(s) under this subparagraph may not exceed the aggregate FICA amount and the income tax withholding related to the FICA amounts.  Notwithstanding the above, any such distribution shall not be made unless the Officer and/or Trustee acknowledges to the Trust that such distribution will reduce/be taken from his or her Deferred Fee Account(s).

ARTICLE V
ADMINISTRATION

Section 5.1	Committee.

The Plan shall be administered by the Board of Trustees of the Trust or a Committee appointed by the Board of Trustees of the Trust (hereinafter, in either case, the “Committee”).  The initial Committee shall consist of the members of the Executive Committee of the Board of Trustees of the Trust.  The Committee shall be authorized to interpret the Plan and to make decisions regarding any questions arising thereunder.  Any such interpretation or decision of the Committee shall, unless overruled or modified by the Board of Trustees, be final, conclusive and binding upon all Officers and/or Trustees of the Trust and its subsidiaries and upon any person claiming benefits or rights under the Plan by or through any such individual.  No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan.  The Committee may, in its discretion, designate a person or persons to carry out such duties or functions as the Committee determines.  Notwithstanding any provision of the Plan to the contrary, any duty or function which may be performed by any committee appointed by the Board of Trustees of the Trust or its delegates under the Plan may instead be performed by the Board of Trustees if the Board of Trustees so determines in its sole discretion.

Section 5.2	Plan Intent and Interpretation.

The Plan is intended to be, to the maximum extent possible and permitted under applicable laws, an unfunded non-qualified benefit plan maintained primarily for the purpose of providing deferred compensation for management/highly compensated employees, as contemplated by Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  The Plan is not intended to comply with the requirements of Section 401(a) of the Code or to be subject to parts 2, 3 and 4 of Title I of ERISA.  The Plan shall be administered by the Committee so as to effectuate this intent. Furthermore, the Plan is intended to be a non-qualified deferred compensation plan as described in Section 409A of the Code and it is intended that it shall be operated, administered and construed to give effect to such intent.

ARTICLE VI
AMENDMENT, SUSPENSION OR TERMINATION

Section 6.1	Amendment, Suspension or Termination.

The Board of Trustees of the Trust may amend, suspend or terminate the Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of such Board, and only in such manner.  Notwithstanding the above, the Trust reserves the right to amend the Plan at any time to comply with Section 409A of the Code and the guidance and Regulations issued thereunder or for any other purpose, provided that such amendment will not result in taxation to or of the Officer and/or Trustee under Section 409A of the Code.  The Trust also reserves the right to terminate the Plan at any time to comply with Section 409A of the Code if it is terminating all of the Trust’s like kind plans pursuant to Regulation Section 1.409A-1(c)(2).

Section 6.2	No Reduction.

No amendment, suspension or termination shall operate to adversely affect the existing Plan Benefits accrued for any Officer and/or Trustee who is in service or the Plan Benefit otherwise available to an Officer and/or Trustee if the Officer and/or Trustee had ceased to be an Officer and/or Trustee as of the effective date of such amendment, suspension, or termination.  Any Plan Benefit determined as of such date shall continue to be adjusted for net market value of assets remaining in the Deferred Fee Account(s) adjusted as provided in Article III and payable as provided in Article IV.

ARTICLE VII
MISCELLANEOUS PROVISIONS

Section 7.1	Beneficiary.

“Beneficiary” shall mean any one or more persons, corporations or trusts, or any combination thereof, last designated by an Officer and/or Trustee to receive the Benefit provided under this Plan.  Any designation made hereunder shall be revocable, shall be in writing either on a facsimile of the form annexed hereto as Schedule 1 or in a written instrument containing the information requested in Schedule 1, and shall be effective when delivered to the Trust at its principal office.  If the Trust in its sole discretion determines that there is not a valid designation, the Beneficiary shall be the executor or administrator of the Officer’s and/or Trustee’s estate.

Section 7.2	Nonassignability.

The interest of any person under this Plan (other than the Trust) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or the claims of creditors of such person, and any attempt to effectuate any such actions shall be void.

Section 7.3	Interest of Officer and/or Trustee.

1.            The Officer and/or Trustee and any Beneficiary shall be, in respect to the Deferred Fee Account(s) and any Plan Benefit to be paid, and shall remain, simply a general unsecured creditor of the Trust in the same manner as any other creditor having a general claim for compensation, if and when the Officer’s and/or Trustee’s or Beneficiary’s rights to receive payments shall mature and become payable.  As such, the Trust’s obligation to an Officer and/or Trustee and his or her Beneficiary under this Plan shall be a general unsecured contractual obligation of the Trust and neither the Officer and/or Trustee  nor his or her Beneficiary shall have at any time any right, title or interest, legal or equitable, security lien or other proprietary interest in or to any asset of the Trust, including, but not limited to, any investments which represent amounts credited to the Deferred Fee Account(s).

2.            Unfunded Plan.  For purposes of the Code and ERISA, this Plan shall be considered unfunded.  Accordingly, any Plan Benefits to be provided under this Plan are unfunded obligations of the Trust.  Any payment under this Plan shall be made from the general funds of the Trust and nothing in this Plan shall require the Trust to segregate any monies from its general funds, to create any trust, or to make any special deposits, or to purchase any policies of insurance or other investment vehicles with respect to such obligations.  If the Trust elects to purchase individual policies of insurance on any Officer and/or Trustee or segregate funds to invest in other investment vehicles to help finance any of the obligations under the Plan, such policies and/or investment vehicles and the proceeds therefrom shall, at all times remain the sole property of the Trust, and neither the Officers and/or Trustees or their Beneficiaries shall have any ownership rights to such policies of insurance or other investment vehicles.

Each Officer and/or Trustee entitled to Plan Benefits has the status of a general unsecured creditor of the Trust and this Plan constitutes a mere promise by the Trust to make benefit payments in the future.  If the Trust should transfer to a trust any assets which could in the future be used to pay Plan Benefits, such trust created by the Trust and any assets held by the trust to assist the Trust in meeting its obligations under this Plan will conform to the terms of the model trust described in Revenue Procedure 92-64.  Except with respect to transfers to such a trust, if applicable, no provisions shall at anytime be made with respect to segregating assets of the Trust for payment of Benefit Payments under the Plan.  In addition, nothing contained in this Plan shall constitute a guaranty by the Trust or any other entity or individual that the Trust’s assets will be sufficient to pay benefits under this Plan.

Section 7.4	Withholding.

The Trust shall have the right to deduct or withhold from the Plan Benefits paid under this Plan all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, FICA Tax payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Plan.

Section 7.5	Exclusivity of Plan.

This Plan is intended solely for the purpose of deferring fees to the Officer and/or Trustee to the mutual advantage of the parties.  Nothing contained in this Plan shall in any way affect or interfere with the right of an Officer and/or Trustee to participate in any other benefit plan in which he or she may be entitled to participate.

Section 7.6	No Right to Continued Service.

This Plan shall not confer any right to continued service on an Officer and/or Trustee of the Trust.

Section 7.7	Notice.

Each notice and other communication to be given pursuant to this Plan shall be in writing and shall be deemed given only when (a) delivered by hand, (b) transmitted by facsimile (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or (d) by Express Mail, Federal Express or other overnight delivery service, to the Trust at its principal office and to an Officer and/or Trustee at the last known address of such Officer and/or Trustee (or to such other address or facsimile number as a party may specify by notice given to the other party pursuant to this Section).

Section 7.8	Compliance with Code.

The Officers and/or Trustees and the Trust intend that this Plan, in form and operation, comply with Section 409A of the Code and the Regulations issued thereunder.  The Trust and the Committee will at all times interpret the Plan’s terms in a manner which is consistent with all applicable laws and Regulations; however, as required under Regulation Section 1.409A-1(c)(1), the interpretation of the Plan does not permit the deletion of material terms which are expressly contrary to Section 409A of the Code and the Regulations issued thereunder and also does not permit the addition of missing terms necessary to comply thereunder.  Such deletion or addition may be accomplished only in the form of a Plan amendment in accordance with Section 6.1 of the Plan.

Section 7.9	New Jersey Law Controlling.

This Plan shall be construed in accordance with the laws of the State of New Jersey.

Section 7.10	Binding on Successors.

This Plan shall be binding upon the Officers and/or Trustees and the Trust, and their heirs, successors, legal representatives and assigns.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

OFFICERS AND/OR TRUSTEES

_____________________

Deferral of Fees and Payment Election Form

_____________________

Name:
Address:

Telephone (daytime):
Social Security Number:

I am an ___ OFFICER ___ TRUSTEE of the First Real Estate Investment Trust of New Jersey

I.	Deferral of Fees Election:

I elect to defer the following fees in the following amounts or percentages:

TYPE OF FEE	AMOUNT OR PERCENTAGE DEFERRED
Officer’s annual fee
Officer’s meeting fee
Trustee’s annual fee
Trustee’s meeting fee
Date of this election: _______________________

II.	Benefit Payment Elections:

With respect to the fees deferred pursuant to my Deferral of Fees dated ______________, I _________________________, hereby elect to have my Plan Benefit commence and the form of Plan Benefit payment to be as follows (Complete 1 or 2 plus 3 and 4):

1.	(a)	Retirement Benefit.

I elect to receive my Plan Benefits as follows:

Benefit to commence:  At retirement age of _____, or actual retirement, if later.

Benefit to be paid: (check one) [___] Lump sum [___] Installments over ___ years (not to exceed 10).

(b)           Termination of Benefit

If my service as an officer or trustee of the Trust ceases before I am eligible to retire, I elect to receive my benefit as follows:

Benefit to commence: [___] At termination [___] At the retirement age set forth above.

Benefit to be paid: (check one) [___] Lump sum [___] Installments over ___ years (not to exceed 10).

2.	In-Service Distribution

I elect to receive my Plan benefits during service as follows:

Benefit to commence in ___ calendar years (must be at least 2 calendar years after the year for which deferrals are made).

Benefit to be paid: (check one) [___] Lump sum [___] Installments over ___ years (not to exceed 10).

3.	Survivor Benefit

If my death occurs prior to commencement of my retirement benefits, I elect to have survivor benefits paid as follows:

Benefit to commence: [___] Immediately [___] When it would have been otherwise paid to be as elected above.

I designate the following as my beneficiary: ___________________________________

4.	Change in Control

If a Change in Control occurs, I elect to receive my Plan Benefits as follows:

Benefit to commence: [___] Immediately [___] When it would have been otherwise paid to me as elected above.

Benefit to be paid: [___] Lump sum [___] Installments over ___ years (not to exceed 10).

I understand that if I defer the date at which a Plan Benefit is to commence, the change shall supersede the date of payment herein selected.  Any such change must be made on forms provided by the Company and must be made at least twelve (12) months (and more than one calendar year) prior to the date payments would otherwise commence (and the Change must defer Plan Benefit Payment no less than five (5) years from the date Plan Benefits were originally scheduled to commence.

Officer’s Signature: ______________________

Trustee’s Signature: _____________________

Received by: (Signature):  _______________________________

Date: ___________________ Title: _______________________

OFFICERS AND/OR TRUSTEES

_____________________

Change of Payment Election Form

_____________________

With respect to the fees deferred pursuant to my Deferral of Fees Form (Deferral of Fees and Payment Election Form after December 31, 2008) dated _____________, I, ________________, hereby elect to change the date at which my Plan Benefit is to commence as follows to a date which is at least five (5) years later than the date when any Plan Benefits were originally scheduled to commence:

1.	Retirement Benefit

I elect to receive my Plan Benefits as follows:

Benefit to commence:   At retirement age of ___, or actual retirement, if later but in no event earlier than five (5) years from the date when the applicable Plan Benefits were originally scheduled to be paid.

2.	In-Service Distribution

I elect to receive my Plan Benefit during service as follows:

Benefit to commence on a date in ___ calendar year (which is at least five (5) years later than the date originally selected for any In-Service Distribution Plan Benefits to commence.)

I understand that any change in the date at which a Plan Benefit is to commence shall supersede the date of payment previously selected, provided it is made at least twelve (12) months (and more than one calendar year) prior to the date payments would otherwise commence and the change must defer the payment date of any Plan Benefits at least five (5) years from the date on which any Plan Benefits were originally scheduled to be paid.

Dated:                                                                                    Officer’s Signature:  ____________________

Trustee’s Signature: ____________________